UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 28, 2012, Omeros Corporation (“Omeros”) and Oxford Finance LLC, successor-in-interest to Oxford Finance Corporation, and Oxford Finance Funding Trust 2012-01 (collectively, “Oxford”), entered into the Sixth Amendment to Loan and Security Agreement (the “Amendment”), which amended the Loan and Security Agreement between Omeros and Oxford dated October 21, 2010, as amended (the “Loan Agreement”). Pursuant to the Amendment (1) Omeros borrowed an additional $7.2 million from Oxford (the “New Tranche”) and (2) the repayment terms of Omeros’ $12.8 million of existing outstanding indebtedness to Oxford due under the Loan Agreement (the “Existing Indebtedness”) were amended to, among other things, provide for interest-only payments on both the Existing Indebtedness and the New Tranche through December 31, 2013 (as further described below). As a result of the New Tranche, the total principal amount of Omeros’ outstanding indebtedness to Oxford is $20.0 million.

Interest on the $20.0 million accrues at an annual fixed rate of 9.25%, and Omeros is obligated to make monthly payments of only interest through December 31, 2013. Beginning January 1, 2014, payments of principal and interest are due for 36 consecutive months. All unpaid principal and accrued and unpaid interest are due and payable on December 1, 2016 (the “Maturity Date”).

In connection with the Amendment, Omeros made one-time payments to Oxford of (1) $50,000 as a facility fee and (2) $588,000 for the accrued portion of the $900,000 final payment (or “balloon payment”) due under the Loan Agreement for the Existing Indebtedness with no further obligation for the remaining $312,000 of that final payment. Also under the Amendment, upon the last payment date of the amounts borrowed by Omeros, whether on the Maturity Date, on the date of any prepayment, or on the date of acceleration in the event of a default, Omeros will be required to pay Oxford a final payment (or “balloon payment”) equal to 7.0% of the borrowed $20.0 million, or $1.4 million, reducing the amount of Omeros’ monthly cash payments to Oxford prior to such final payment. Omeros may prepay the outstanding principal balance in its entirety, plus accrued and unpaid interest, at any time upon delivery of prior notice to Oxford and the payment of a prepayment fee equal to 1.0% of the then-outstanding principal amount, which prepayment fee would be waived if Omeros refinances the indebtedness then-outstanding under the Loan Agreement with Oxford. As security for its obligations under the Loan Agreement, Oxford continues to hold the same security interest in substantially all of Omeros’ assets, excluding intellectual property. Oxford received no equity in Omeros nor any warrants to purchase Omeros stock as part of the Amendment.

The foregoing description of the Amendment is only a summary of its material terms and does not purport to be complete. The Amendment, the promissory notes evidencing the New Tranche and the allonges to the two promissory notes evidencing the Existing Indebtedness, which allonges amended the notes evidencing the Existing Indebtedness to reflect the new interest rate, are filed as exhibits to the Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Amendment is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Sixth Amendment to Loan and Security Agreement dated December 28, 2012 between Omeros Corporation and Oxford Finance LLC and Oxford Finance Funding Trust 2012-01

10.2	Secured Promissory Note dated December 28, 2012 with a principal amount of $4,000,000 issued by Omeros Corporation to Oxford Finance LLC

10.3	Secured Promissory Note dated December 28, 2012 with a principal amount of $3,176,603 issued by Omeros Corporation to Oxford Finance LLC

10.4	Allonge dated December 28, 2012 to Secured Promissory Note with an original principal amount of $10,000,000 issued by Omeros Corporation to Oxford Finance LLC on October 21, 2010 (and subsequently assigned to Oxford Finance Funding Trust 2012-01)

10.5	Allonge dated December 28, 2012 to Secured Promissory Note with an original principal amount of $10,000,000 issued by Omeros Corporation to Oxford Finance LLC on March 25, 2011 (and subsequently assigned to Oxford Finance Funding Trust 2012-01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer, and Chairman of the Board of Directors

Date: January 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sixth Amendment to Loan and Security Agreement dated December 28, 2012 between Omeros Corporation and Oxford Finance LLC and Oxford Finance Funding Trust 2012-01

10.2	Secured Promissory Note dated December 28, 2012 with a principal amount of $4,000,000 issued by Omeros Corporation to Oxford Finance LLC

10.3	Secured Promissory Note dated December 28, 2012 with a principal amount of $3,176,603 issued by Omeros Corporation to Oxford Finance LLC

10.4	Allonge dated December 28, 2012 to Secured Promissory Note with an original principal amount of $10,000,000 issued by Omeros Corporation to Oxford Finance LLC on October 21, 2010 (and subsequently assigned to Oxford Finance Funding Trust 2012-01)

10.5	Allonge dated December 28, 2012 to Secured Promissory Note with an original principal amount of $10,000,000 issued by Omeros Corporation to Oxford Finance LLC on March 25, 2011 (and subsequently assigned to Oxford Finance Funding Trust 2012-01)